-1- SHENANDOAH TELECOMMUNICATIONS COMPANY INCENTIVE AWARD RECOUPMENT POLICY Our Policy Shenandoah Telecommunications Company (the “Company”) has adopted this Policy for the purpose of complying with the applicable recoupment provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). This Policy was adopted by the Board of Directors (the "Board") of the Company on October 24, 2023, and applies to Incentive Compensation that is Received by a Covered Individual on or after October 2, 2023 (the "Effective Date"). Recoupment Trigger If the Company is required to prepare an Accounting Restatement, then the Company shall recover, reasonably promptly from each Covered Individual, any Erroneously Awarded Compensation that was Received by such Covered Individual during the Look-Back Period. Notwithstanding anything herein to the contrary, this Policy shall be deemed automatically and unilaterally amended to the minimum extent necessary to comply with the applicable listing standards to which the Company is listed. The Board may at any time suspend, amend, or terminate this Policy to the minimum extent necessary to comply with applicable laws. The Board has the sole discretion to interpret and enforce this Policy, which will be interpreted to be automatically amended to the minimum extent necessary to comply with the provisions of the Dodd-Frank Act’s clawback requirements. Enforcement and Impracticability The Board shall recover any Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing standards of the national securities exchange on which the Company’s securities are listed. To the extent the Board determines to enforce recoupment, (i) the Board shall provide the Covered Individual written notice of its intent to recoup Incentive Compensation under this Policy, along with a reasonable timeline within which the Covered Individual must respond given all the applicable facts and circumstances, (ii) to the extent the Covered Individual does not intend to comply with such recoupment efforts, he or she must respond to the Board in writing detailing the reasons why non-compliance is warranted and such response must be provided to the Board within fifteen (15) business days from the Covered Individual receiving the Board’s initial notice, and (iii) if the Board disagrees with the Covered Individual’s assertions, then the Board must respond to the Covered Individual in writing detailing such reasons within the fifteen (15) business days immediately following its receipt of the Covered Individual’s written response. Means of Recovery With respect to recovery of Erroneously Awarded Compensation and subject to the requirement that recovery be made reasonably promptly, the Board will determine the appropriate means of recovery, which may vary, without limitation, between Covered Individuals or based on the nature

-2- of the applicable Incentive Compensation, and which may involve, without limitation, establishing a deferred repayment plan or set off against current or future compensation otherwise payable to the Covered Person; provided, however, that, to the extent practicable, recovery or offset will be made against similar forms of compensation as the Erroneously Awarded Compensation that is subject to recovery under this Policy. For example, deferred compensation shall be recovered from deferred compensation to the extent possible without causing a violation of Section 409A of the United States Internal Revenue Code, compensation paid in cash shall be recovered in cash in the same amount awarded, and compensation settled in shares shall be recovered in the same number of shares awarded, to the extent the Covered Person still owns shares at the time recovery is initiated (provided that no Covered Person who does not own shares at the time recovery is initiated shall be required to purchase shares in the open market in order to return them to the Company, in which case the Covered Person shall instead return to the Company cash equal to the market value of the shares at the time they were awarded to the Covered Person). Recovery of Erroneously Awarded Compensation will be made without regard to income taxes previously paid by the Covered Individual or previously paid by the Company on the Covered Individual’s behalf in connection with such Erroneously Awarded Compensation (though the Covered Individual could be entitled to a deduction pursuant to the "claim of right doctrine" or Section 1341 of the Internal Revenue Code of 1986, as amended, for the tax year within which Erroneously Awarded Compensation is repaid, depending upon his or her personal circumstances). Compensation Not Covered by this Policy This Policy does not apply to Incentive Compensation that was Received before the Effective Date and does not apply to Incentive Compensation that was Received by a Covered Individual before becoming a Covered Individual. No Indemnification or Company-Paid Insurances The Company will not indemnify or reimburse any Covered Individual against or for the loss of Erroneously Awarded Compensation and will not pay or reimburse any Covered Individual for the purchase of a third-party insurance policy to fund potential recovery obligations. Defined Terms Except as otherwise provided above, the following definitions apply to this Policy: "Accounting Restatement" means a requirement that the Company prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Changes to the Company’s financial statements that do not represent error corrections are not an Accounting Restatement, including (i) retrospective application of a change in accounting principle, (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization, (iii) retrospective reclassification due to a discontinued operation, (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common

-3- control, and (v) retrospective revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. "Company" means Shenandoah Telecommunications Company. "Covered Individual" means, whether former or current, the (i) named executive officers of the Company, (ii) each “executive officer” of the Company (as such term is defined under Section 16 of the Exchange Act), and (iii) any other officer of the Company or any of its subsidiaries that is designated by the Board as being subject to this Policy. "Erroneously Awarded Compensation" means the amount of Incentive Compensation that was Received that exceeds the amount of Incentive Compensation that otherwise would have been Received had the amount of Incentive Compensation been determined based on the restated Financial Reporting Measures, computed without regard to any taxes paid by the Covered Individual, reduced by the amount of such Incentive Compensation that is recovered by the Company from such Covered Individual pursuant to Section 304 of Sarbanes-Oxley Act of 2002, any other law, rule or regulation, any other recoupment or clawback policy of the Company or any other means. For Incentive Compensation based on total shareholder return or Company stock price, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the amount of Erroneously Awarded Compensation will be based on a reasonable estimate by the Board of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive Compensation was Received. The Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq Global Select Market as required. "Financial Reporting Measures" means (i) measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measures that are derived wholly or in part from such measures (whether or not such measures are presented within the Company’s financial statements or included in a filing made with the U.S. Securities and Exchange Commission), (ii) Company stock price, and (iii) Company total shareholder return. "Incentive Compensation" means a Covered Individual’s cash bonus awarded under the Company’s annual incentive plan and any equity-based awards granted pursuant to the Company’s long-term incentive plans (including cash or stock dividends paid on such equity-based awards), in any case, that are earned, paid, granted, or vested wholly (or in part) upon the attainment of any Financial Reporting Measure of the Company. "Look-Back Period" means the three completed fiscal years immediately preceding the earlier of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action (if Board action is not required), concludes or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. In addition, if there is a change in the Company’s fiscal year end, the Look-Back Period will also include any transition period to the extent required by Nasdaq Rule 5608.

-4- "Received" means, with respect to Incentive Compensation of a Covered Individual, the fiscal year to which the Financial Reporting Measure is attained, irrespective of whether the Incentive Compensation is subject to additional time or non-financial performance vesting conditions. * * * * *